                                   EXHIBIT 11


              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                        Years ended December 31,
                                                                        ------------------------
                                                                1997            1996 (1)        1995 (1)
                                                                ----            --------        --------
Average shares outstanding                                      4,270,789       4,273,200        4,273,200
                                                            =============   =============    =============


Net income                                                  $   4,890,000   $   4,880,000    $   3,583,000
                                                            =============   =============    =============


Earnings per common share                                   $        1.14   $        1.14    $         .84
                                                            =============   =============    =============



(1) Restated to reflect the formation of a holding company through an internal reorganization whereby each share holder of the Bank received three shares of the Corporation's no par value common stock for each share of Bank $1.00 par value stock owned.







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